Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE BREAN MURRAY, CARRET & CO. SMALL CAP INSTITUTIONAL INVESTOR CONFERENCE

HOUSTON, TX, January 24, 2006 - Stage Stores, Inc. (Nasdaq: STGS) announced today that management will make a presentation at the Brean Murray, Carret & Co. Small Cap Institutional Investor Conference on Tuesday, January 31, 2006, at 11:30 a.m. Eastern Time. The conference is taking place at The Grand Hyatt Hotel in New York.

A live webcast of the presentation will be available. To access the webcast, log on to the Company's web site at www.stagestores.com and then click on Investor Relations, then Webcasts, then the webcast link. A replay of the presentation will be available for 30 days following the conference.

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 551 stores located in 31 states. The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central states, and under the Peebles name throughout the Mid-Atlantic, Southeastern and Midwestern states. For more information about Stage Stores, visit the Company's web site at www.stagestores.com.

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